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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant                              /X/

Filed by a Party other than the Registrant           / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-12

                               The MONY Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

The Definitive Additional Materials filed herewith relate to the 2003 Annual Meeting of Shareholders of The MONY Group Inc. scheduled for May 14, 2003. The MONY Group Inc.'s proxy statement for the 2003 Annual Meeting of Shareholders was filed with the Securities and Exchange Commission on Schedule 14A on March 31, 2003.

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                     [The MONY Group Inc. Logo and Address]


May 2, 2003



Dear Shareholder:

By this time, you should have received the 2002 Annual Report for The MONY Group Inc. and the proxy materials we mailed to you for the Annual Meeting of Shareholders to be held on Wednesday, May 14, 2003.

We have been advised that as of the date of this letter you have not voted your shares of The MONY Group Inc. common stock. For the reasons set forth in the proxy statement, your Board of Directors believes votes for items 1 and 2 and against items 3 and 4 are in the best interest of the Company and its shareholders. The proxy statement sent to you in April contained the following proposals and recommendations:

Proposal                              Board of Directors Recommendation
--------                              ---------------------------------

1. Election of five Directors         Vote FOR this proposal (Item 1 on the
                                      Proxy Card)

2. Ratification of the appointment    Vote FOR this proposal (Item 2 on the
   of independent accountants         Proxy Card)

3. Shareholder Proposal 1             Vote AGAINST this proposal (Item 3 on the
                                      Proxy Card)

4. Shareholder Proposal 2             Vote AGAINST this proposal (Item 4 on the
                                      Proxy Card)

In addition, Institutional Shareholder Services, Inc. (ISS) also recommends the same voting for all the proposals as your Board of Directors. ISS issues research and recommendations for more than 10,000 U.S. shareholder meetings each year.

Regardless of the number of shares you own, it is important that they are represented at the meeting.

The accompanying voting instruction form contains information related to the Annual Meeting and easy instructions on how to vote your shares over the Internet or via telephone. You can also vote by mail using the voting instruction form and envelope included.

Your shares must be voted before the polls are closed at the Annual Meeting on May 14, 2003.

The Board of Directors appreciates your support and continuing interest in The MONY Group Inc.

If you have already voted, please accept our thanks.

Sincerely,



Michael I. Roth
Chairman of the Board and
Chief Executive Officer

                                          SEE ENCLOSED VOTING INSTRUCTION FORM